                                                                    EXHIBIT 21.1


                         FSC SEMICONDUCTOR CORPORATION
                           Worldwide Subsidiary List


                                                                    State/Country of
                                                                      Incorporation
                                                                    ----------------
Fairchild Semiconductor Corporation                                      Delaware


                      FAIRCHILD SEMICONDUCTOR CORPORATION
                           Worldwide Subsidiary List



                                                                    State/Country of
                                                                      Incorporation
                                                                    ----------------
Fairchild Semiconductor Corporation of California                        Delaware
Fairchild Semiconductor Ltd.                                             England
Fairchild Semiconductor GmbH                                             Germany
Fairchild Semiconductor S.r.l.                                           Italy
Fairchild Semiconductor Japan Ltd.                                       Japan
Fairchild Semiconductor Hong Kong Ltd.                                   Hong Kong
Fairchild Semiconductor Hong Kong (Holdings) Ltd.                        Hong Kong
Fairchild Semiconductor Asia Pacific Pta. Ltd.                           Singapore
Fairchild Semiconductor (Malaysia) Sdn. Shd.                             Malaysia
Fairchild Semiconductora de Mexico F. de R.L. de C.V.                    Mexico

               Fairchild Semiconductor Corporation of California

Fairchild Korea Semiconductor Ltd.                                       South Korea
